Exhibit 99.1

CERNER CORPORATION NAMES BRENT SHAFER CEO, CHAIRMAN

KANSAS CITY, Mo. - Jan. 10, 2018 - Cerner Corporation (Nasdaq: CERN) today announced that it has appointed Brent Shafer as its CEO and chairman of the board of directors, effective February 1. Previously CEO of Philips North America, Shafer oversaw the largest market of global technology provider Philips. Philips North America's health technology portfolio includes a broad range of solutions and services covering patient monitoring, imaging, clinical informatics, sleep and respiratory care as well as a group of market-leading consumer-oriented brands. For 12 years, Shafer played a key role in helping Philips develop and strengthen its health care focus, increase its profitability and grow its market share.

Cerner Co-Founder Cliff Illig, who has served as interim CEO and chairman of the board since July 2017, will resume his role as vice chairman of the board, effective February 1.

"For decades, Cerner has built its reputation on meaningful innovation and driving client value," Shafer said. "This company's history of remarkable, sustained growth is testament to a strong leadership culture, and I'm excited to celebrate many new milestones with Cerner associates around the world. My commitment to Cerner's clients, shareholders and associates worldwide is that we will continue to be the catalyst for real and effective improvement across health care."

Shafer was appointed CEO of Philips North America in February 2014. Previously, Shafer was CEO of the global Philips Home Healthcare Solutions business from May 2010 until May 2014. He has had additional senior leadership positions with Philips and at other companies, including GE Medical Systems, Hill-Rom Company, Inc., and Hewlett-Packard.

"Brent is a proven chief executive who has helped lead the growth and strategies of a complex, multinational organization over a number of years," Illig said. "He is committed to innovation, with extensive knowledge of health care, technology and consumer markets and an exceptional skill set that complements Cerner's strong leadership team. Since our founding, Cerner has used the power of information technology to disrupt and improve health care. The addition of Brent to our leadership team positions Cerner well for our next era of growth."

About Cerner
Cerner's health information technologies connect people, information and systems at more than 27,000 provider facilities worldwide. Recognized for innovation, Cerner® solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company also offers an integrated clinical and financial system to help health care organizations manage revenue, as well as a wide range of services to support clients' clinical, financial and operational needs. Cerner's mission is to contribute to the systemic improvement of health care delivery and the health of communities. Nasdaq: CERN. For more information about Cerner, visit cerner.com, read our blog at blogs.cerner.com, connect with us on Twitter at twitter.com/cerner and on Facebook at facebook.com/cerner. Our website, blog, Twitter account and Facebook page contain a significant amount of information about Cerner, including financial and other information for investors.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries. All other non-Cerner marks are the property of their respective owners.

All statements in this press release that do not directly and exclusively relate to historical facts, including without limitation those related to our future growth prospects, constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.